UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2011

COFFEE HOLDING CO., INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32491	11-2238111
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3475 Victory Boulevard, Staten Island, New York	10314
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 832-0800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Stockholders of Coffee Holding Co., Inc. (the “Company”) was held on April 28, 2011 (the “Annual Meeting”).  At the Annual Meeting, each of David Gordon and John Rotelli was elected as a director of the Company to hold office for a term of three years, until his successor is duly elected and qualified or he is otherwise unable to complete his term.

The final voting results of the director elections are set forth below:

Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
David Gordon	2,999,084	0	3,915	0
John Rotelli	3,009,183	0	3,915	0

In addition, the Company’s shareholders approved the ratification of the appointment of ParenteBeard LLC as our independent registered public accounting firm for the year ending October 31, 2011.  The tabulation of votes with respect to this proposal was as follows:

Votes For	Votes Withheld	Abstentions	Broker Non-Votes
5,190,141	3,754	35,717	0

The proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COFFEE HOLDING CO., INC.

Dated: April 29, 2011	By:	/s/ Andrew Gordon
Name: Andrew Gordon
Title: President and Chief Executive Officer